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                                                                      Exhibit 16

November 1, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read the comments in Item 4 of Form 8-K of Starwood Lodging Trust and Starwood Lodging Corporation dated November 1, 1995, and have the following comments:

-     We agree with the statements made in paragraphs I, II, IV, V, and VI of
      Item 4(a) "Previous independent accountants."

- We have no basis to agree or disagree with the statements made in paragraph III of Item 4(a) or the statements made in Item 4(b) "New independent accountants."

Yours truly,



/S/  DELOITTE & TOUCHE LLP